Exhibit (i)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 23, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 46.


                                  /s/ Maureen A. Gemma
                                  Maureen A. Gemma, Esq.


July 22, 2004
Boston, Massachusetts